--------------------------------------------------------FIRST
NEWS
-------------------------------------------------------CHARTER
RELEASE
-----------------------------------------------------CORPORATION

P.O. Box 228, Concord, NC 28026-0228
-----------------------------------------------------
(704) 786-3300 o FAX (704) 788-0445


FOR IMMEDIATE RELEASE                                      For Information Call:
Concord, North Carolina                                    David E. Keul
July 6, 1998                                               (704) 786-3300

                     FIRST CHARTER ANNOUNCES RECORD EARNINGS

First Charter Corporation posted record earnings for both the six month and three month periods ended June 30, 1998. Net income was $6,200,520, up 12.7% over the $5,500,182 reported for the same six month period in 1997. Diluted earnings per share for the first six months of 1998 were $0.66 compared to $0.59 reported for the same period in 1997.

Net income for the three month period ended June 30, 1998 was $3,189,864 versus $2,814,083 for the comparable period in 1997, representing a 13.4% increase. Diluted earnings per share for the quarter were $0.34 compared to $0.30 for the second quarter of 1997.

On an annualized basis, year to date results represent a return on average assets of 1.64% and a return on average equity of 15.28%. Comparable figures for the six month period ended June 30, 1997 were 1.63% and 15.01%, respectively.

Total assets at June 30, 1998 were $793,052,223, up 4.1% from December 31, 1997. Gross loans increased 8.7% to $569,852,470, and total deposits increased 4.6% to $650,212,526 from December 31, 1997. Total shareholders' equity was $83,650,601 at June 30, 1998, which represents a book value per share of $8.94 and an equity/asset ratio of 10.55%.

As reported on May 18, 1998, First Charter Corporation has signed a definitive agreement to acquire HFNC Financial Corporation ("HFNC"), headquartered in Charlotte, North Carolina, the parent company of Home Federal Savings and Loan Association. In the transaction, HFNC shareholders will receive 0.57 shares of First Charter Common Stock for each of their HFNC shares. Based on a First Charter stock price of $24.50 per share at the time of the signing, the total transaction value approximated $241 million or $13.97 for each share of HFNC stock. The transaction will be structured to qualify as a tax-free reorganization and will be accounted for as a pooling-of-interests. Consummation of the transaction is subject to certain conditions, including receipt of approval by the shareholders of both companies and approval of various regulatory authorities. When consummated, this combination will create Charlotte's largest community bank with assets of approximately $1.8 billion.

First Charter Corporation is headquartered in Concord, North Carolina, and is the holding company for First Charter National Bank and Bank of Union. The results detailed above are unaudited.

The common stock of First Charter Corporation is traded on the Nasdaq National Market under the symbol "FCTR". For information, contact: Morgan Stanley, Dean Witter, Discover & Company (Larry Biggers, 1-800-786-0006), Interstate/Johnson Lane (Connie Bailey, 1-800-929-0747), J. C. Bradford (Carl Cline, 1-800-222-1082), Legg Mason Wood Walker, Inc. (A. Paul Newton, 1-800-628-5770),
and Wheat First Union, Inc. (Robert Phillips, 1-800-289-2671).

----------------------------------------------------------------------------------------------------------------------------------
FIRST CHARTER CORPORATION AND SUBSIDIARIES
----------------------------------------------------------------------------------------------------------------------------------

CONSOLIDATED BALANCE SHEETS
                                                          JUNE 30,            December 31,         June 30,
(Dollars in thousands)                                      1998                  1997               1997
                                                     --------------------  -----------------  ----------------
                                                         (UNAUDITED)                             (Unaudited)
                                                     ---------------------------------------------------------
ASSETS:
Cash and due from banks..............................        $40,300             $33,077           $32,228
Interest bearing bank deposits.......................            342               7,975             3,276
Securities available for sale........................        164,236             177,031           143,822
Investment securities ...............................           -                   -               15,772
Loans, net...........................................        561,480             515,799           487,436
Other assets.........................................         26,694              27,812            24,111
                                                     --------------------  -----------------  ----------------
       Total assets..................................       $793,052            $761,694          $706,645
                                                     ====================  =================  ================
LIABILITIES AND SHAREHOLDERS' EQUITY:
Total deposits.......................................       $650,212            $621,354          $591,391
Other borrowings.....................................         53,583              53,279            34,302
Other liabilities....................................          5,606               9,257             4,936
                                                     --------------------  -----------------  ----------------
       Total liabilities.............................        709,401             683,890           630,629
       Total shareholders' equity....................         83,651              77,804            76,016
                                                     --------------------  -----------------  ----------------
       Total liabilities and shareholders' equity....       $793,052            $761,694          $706,645
                                                     ====================  =================  ================

CONSOLIDATED STATEMENTS OF INCOME
(UNAUDITED)                                                    For the Three Months                        For the Six Months
                                                                       Ended                                      Ended
                                                     ---------------------------------------  -----------------------------------
                                                          JUNE 30,              June 30,           JUNE 30,          June 30,
(Dollars in thousands, except per share data)               1998                  1997               1998              1997
                                                     --------------------  -----------------  ----------------   -------------

Total interest income................................        $15,234             $13,805           $30,164           $26,795
Total interest expense...............................          6,488               6,043            12,929            11,850
                                                     --------------------  -----------------  ----------------   -------------
   Net interest income...............................          8,746               7,762            17,235            14,945
Provision for loan losses............................            585                 607             1,295             1,016
                                                     --------------------  -----------------  ----------------   -------------
   Net interest income after provision
     for loan losses.................................          8,161               7,155            15,940            13,929
Total noninterest income.............................          3,021               2,257             5,587             4,471
Total noninterest expense............................          6,657               5,363            12,746            10,501
                                                     --------------------  -----------------  ----------------   -------------
   Income before income taxes........................          4,525               4,049             8,781             7,899
Income taxes.........................................          1,335               1,235             2,580             2,399
                                                     --------------------  -----------------  ----------------   -------------
   Net income........................................         $3,190              $2,814            $6,201            $5,500
                                                     ====================  =================  ================   =============
Basic income per share data:
    Net income.......................................          $0.34               $0.31             $0.66             $0.60
                                                     ====================  =================  ================   =============
    Average common equivalent shares.................      9,347,706           9,233,420         9,329,106         9,224,101
Diluted income per share:
    Net income.......................................          $0.34               $0.30             $0.66             $0.59
                                                     ====================  =================  ================   =============
    Average common equivalent shares.................      9,471,050           9,264,852         9,460,334         9,257,945
Cash dividends declared..............................          $0.15              $0.125             $0.29             $0.25
                                                     ====================  =================  ================   =============
Book value...........................................          $8.94               $8.21             $8.94             $8.21
                                                     ====================  =================  ================   =============

--------------------------------------------------------------------------------
FIRST CHARTER CORPORATION AND SUBSIDIARIES
--------------------------------------------------------------------------------

SELECTED AVERAGE BALANCES                                                     For the Three Months          For the Six Months
(UNAUDITED)                                                                          Ended                       Ended
                                                                           --------------------------  -----------------------------
                                                                              JUNE 30,     June 30,      JUNE 30,       June 30,
                                                                                1998        1997          1998           1997
                                                                           ------------  ------------  ------------  ---------------
(Dollars in thousands)
Interest earning assets.................................................     $702,698      $645,762      $700,649       $634,528
Interest bearing liabilities............................................      578,706       526,317       580,964        517,317
Average assets..........................................................      770,032       690,048       761,232        678,695
Average equity..........................................................       83,262        74,300        81,807         73,914

ALLOWANCE FOR LOAN LOSSES

                                                                              JUNE 30,        December 31,        June 30,
(Dollars in thousands)                                                          1998              1997              1997
                                                                           ----------------  --------------   ---------------
                                                                             (UNAUDITED)                        (Unaudited)
                                                                           --------------------------------------------------

Beginning balance  (January 1)  ........................................       $8,004           $6,528            $6,528
Add:
  Provision charged to operations.......................................        1,295            2,702             1,016
                                                                           --------------    -------------     -------------
                                                                                9,299            9,230             7,544
                                                                           --------------    -------------     -------------
Less:
  Loan charge-offs......................................................        1,354            1,626               711
  Less loan recoveries..................................................          270              400               162
                                                                           --------------    -------------     -------------
    Net loan charge-offs................................................        1,084            1,226               549
                                                                           --------------    -------------     -------------
Ending balance..........................................................       $8,215           $8,004            $6,995
                                                                           ==============    =============     =============

ASSET QUALITY RATIOS

                                                                              JUNE 30,        December 31,         June 30,
                                                                                1998             1997                1997
                                                                           ----------------  ----------------   -------------
                                                                             (UNAUDITED)                         (Unaudited)
                                                                           --------------------------------------------------
Nonaccruals to gross loans, excluding
  loans held for sale...................................................       0.31%             0.40%              0.35%

Net charge-offs to average loans - (YTD annualized).....................       0.40%             0.25%              0.23%

Allowance for loan losses to gross loans, excluding
  loans held for sale...................................................       1.46%             1.53%              1.41%



SIGNIFICANT OPERATING RATIOS

                                                                              JUNE 30,          December 31,       June 30,
                                                                                1998                1997             1997
                                                                        -------------------  ----------------   ----------------
                                                                             (UNAUDITED)                          (Unaudited)
                                                                        --------------------------------------------------------
Gross loans to total deposits...........................................       87.64%             84.34%           83.65%

Return on average assets  - (YTD annualized)............................        1.64%              1.20%            1.63%

Return on average equity - (YTD annualized) ............................       15.28%             11.04%           15.01%